LETTER OF RESIGNATION

Date: May 30th 2022

From:
Name: Jun Du
Nationality: China
Email: jundu@sumnets.com

To:
Summit Networks Inc.

Please accept this letter as notification that I am leaving my position as Chief Operation Officer of Summit Networks Inc.

If I can be of assistance please let me know.

Sincerely,

Jun Du